Exhibit 10.1

Execution Version

TERMINATION AND SETTLEMENT AGREEMENT

This TERMINATION AND SETTLEMENT AGREEMENT (the “Agreement”), dated as of December 9, 2021 (the “Effective Date”), is entered into by and among FERTITTA ENTERTAINMENT, INC., a Texas corporation (“Florida”), FAST ACQUISITION CORP., a Delaware corporation (“SPAC”), FAST MERGER CORP., a Texas corporation (“SPAC Newco”), FAST MERGER SUB INC., a Texas corporation (“Merger Sub”), and FAST SPONSOR, LLC, a Delaware limited liability company (“Sponsor”) (collectively, the “Parties”).

RECITALS

WHEREAS, on February 1, 2021, SPAC entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Florida and the other parties thereto, pursuant to which, among other things, Florida would become a wholly owned subsidiary of SPAC Newco;

WHEREAS, Florida provided written notice to SPAC on December 1, 2021 that Florida elected to terminate the Merger Agreement (the “Termination Notice”);

WHEREAS, SPAC provided written notice to Florida on December 1, 2021 contesting Florida’s termination of the Merger Agreement and demanding that Florida withdraw the Termination Notice and take all necessary steps to consummate the transactions contemplated thereby;

WHEREAS, SPAC further notified Florida of its intent to initiate litigation for breach of the Merger Agreement in connection with the Termination Notice and other breaches;

WHEREAS, Florida disputed SPAC’s claims and has maintained that the Termination Notice was valid and effective;

WHEREAS, although each of the Parties expressly denies that it has breached the Merger Agreement or has any liability under the Merger Agreement or otherwise, the Parties believe that litigation relating to the foregoing matters would be expensive, time-consuming, distracting and disruptive, and the Parties have entered into this Agreement to avoid the expense, time consumption, distraction, disruption and uncertainty of litigation relating thereto; and

WHEREAS, the Board of Directors of SPAC has (i) determined that it is advisable and in the best interest of SPAC and its stockholders to enter into this Agreement and (ii) approved the execution, delivery and performance by SPAC of this Agreement and the transactions contemplated hereby.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained herein, and intending to be legally bound, the Parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. Unless otherwise specifically defined herein, each capitalized term used but not defined herein shall have the meaning assigned to such term in the Merger Agreement.

ARTICLE II

SETTLEMENT

SECTION 2.1. Immediate Payments. Florida shall pay when due the amounts described in this Section 2.1 as set forth below:

(a) Within three (3) Business Days following the Effective Date, Florida shall pay to SPAC a total sum of SIX MILLION DOLLARS EXACTLY (US$6,000,000.00) by wire transfer of immediately available funds to the account set forth in Annex A.

(b) (i) Within three (3) Business Days following the Effective Date, Florida and SPAC shall enter into a working capital loan agreement substantially in the form of Annex B (the “Loan Agreement”) and (ii) within two (2) Business Days following the date of execution and delivery of the Loan Agreement, Florida shall loan to SPAC a total sum of ONE MILLION DOLLARS EXACTLY (US$1,000,000.00) by wire transfer of immediately available funds to the account set forth in Annex A pursuant to the terms of the Loan Agreement.

SECTION 2.2. Deferred Payments. Florida shall pay when due the amounts described in this Section 2.2 as set forth below:

(a) Following the Effective Date, if SPAC (i) enters into a business combination agreement with respect to an initial business combination and (ii) sets a redemption date for stockholders to elect to redeem their shares in advance of the closing of such initial business combination (the “Designated Redemption Date”), Florida shall pay to SPAC a sum of TEN MILLION DOLLARS EXACTLY (US$10,000,000.00), by wire transfer of immediately available funds to the account set forth in Annex A, no later than seven (7) days prior to the Designated Redemption Date. If, subsequent to Florida’s payment of $10,000,000.00 as provided in the foregoing sentence, the foregoing business combination agreement is (i) later terminated without consummating such initial business combination and (ii) SPAC determines to redeem its public shares and liquidate and dissolve (and does not withdraw such determination), Florida shall pay to SPAC an additional sum of SIXTEEN MILLION DOLLARS EXACTLY (US$16,000,000.00), by wire transfer of immediately available funds to the account set forth in Annex A, no later than immediately prior to the liquidation date, which second payment shall result in Florida having paid a total sum of TWENTY SIX MILLION DOLLARS EXACTLY (US$26,000,000.00) to SPAC.

(b) Following the Effective Date, if (i) SPAC enters into a business combination agreement with respect to an initial business combination by August 1, 2022, (ii) such agreement is later terminated without setting a Designated Redemption Date triggering payment under subsection (a) herein and consummating such initial business combination and (iii) SPAC determines to redeem its public shares and liquidate and dissolve (and does not withdraw such determination), Florida shall pay to SPAC a total sum of TWENTY SIX MILLION DOLLARS EXACTLY (US$26,000,000.00), by wire transfer of immediately available funds to the account set forth in Annex A, no later than immediately prior to the liquidation date.

(c) Following the Effective Date, if SPAC (i) has not entered into a business combination agreement with respect to an initial business combination by August 1, 2022 and (ii) determines to redeem its public shares and liquidate and dissolve (and does not withdraw such determination), Florida shall pay to SPAC a total sum of TWENTY SIX MILLION DOLLARS EXACTLY (US$26,000,000.00), by wire transfer of immediately available funds to the account set forth in Annex A, no later than August 18, 2022.

(d) For the avoidance of doubt, clauses (a), (b) or (c) of this Section 2.2 are intended to reflect the Parties’ agreement that Florida will pay to SPAC either (i) a total sum of TEN MILLION DOLLARS EXACTLY (US$10,000,000.00) in the event that SPAC consummates an initial business combination, or (ii) a total sum of TWENTY SIX MILLION DOLLARS EXACTLY (US$26,000,000.00) if SPAC does not consummate an initial business combination and determines to redeem its public shares and liquidate and dissolve (and does not withdraw such determination), and this Section 2.2 should be interpreted consistent with that agreement by the Parties.

ARTICLE III

TERMINATION

SECTION 3.1. Termination of Merger Agreement. On the Effective Date, without any further action of the parties thereto, the Merger Agreement is terminated in its entirety, is null and void and there shall be no liability or obligation on the part of Florida, SPAC, SPAC Newco, Merger Sub, or Sponsor or their respective Subsidiaries or Affiliates under the Merger Agreement, except that Section 7.09 and Section 7.15 of the Merger Agreement shall survive any termination of the Merger Agreement and remain in full force and effect. The Parties hereto acknowledge that, by virtue of the termination of the Merger Agreement, the PIPE Subscription Agreements and all other Ancillary Agreements shall terminate in accordance with their terms.

ARTICLE IV

RELEASES AND COVENANT NOT TO SUE

SECTION 4.1. SPAC Party Release. On the Effective Date, the SPAC, SPAC Newco, Merger Sub, and Sponsor, for themselves and their officers, directors, predecessor entities, successors and assigns, parents, subsidiaries, and Affiliates (“SPAC Releasing Parties”), hereby fully release and discharge Florida, and its parents, subsidiaries and Affiliates and its respective officers, directors, managing directors, partners, members, predecessor entities, successors and assigns, parents, subsidiaries, Affiliates, stockholders, employees, attorneys and other advisors and agents (collectively, “SPAC Released Persons”) from any and all claims, actions, causes of action, demands and charges of whatever nature, known or unknown, arising out of, or relating to any of the Merger Agreement or the transactions contemplated thereby, including any claim relating to the Termination Notice, and including any acts, omissions, disclosure or communications related to the Merger Agreement or the transactions contemplated thereby (the “SPAC Released Claims”); provided that, for the avoidance of doubt, nothing contained herein shall be deemed to release any party hereto from its obligations under this Agreement, the Loan Agreement, or the provisions of the Merger Agreement expressly deemed to survive under this Agreement.

SECTION 4.2. Florida Party Release. On the Effective Date, Florida, for itself and its officers, directors, predecessor entities, successors and assigns, parents, subsidiaries, and Affiliates (“Florida Releasing Parties”), hereby fully releases and discharges the SPAC Releasing Parties, and their parents, subsidiaries and Affiliates and their respective officers, directors, managing directors, partners, members, predecessor entities, successors and assigns, parents, subsidiaries, Affiliates, stockholders, employees, attorneys and other advisors and agents (collectively, “Florida Released Persons”) from any and all claims, actions, causes of action, demands and charges of whatever nature, known or unknown, arising out of, or relating to any of the Merger Agreement or the transactions contemplated thereby, including any claim relating to the Termination Notice, and including any acts, omissions, disclosure or communications related to the Merger Agreement or the transactions contemplated thereby (the “Florida Released Claims”); provided that, for the avoidance of doubt, nothing contained herein shall be deemed to release any party hereto from its obligations under this Agreement, the Loan Agreement, or the provisions of the Merger Agreement expressly deemed to survive under this Agreement.

SECTION 4.3. Scope of Release and Discharge. The Parties acknowledge and agree that they may be unaware of or may discover facts in addition to or different from those which they now know or believe to be true related to or concerning the SPAC Released Claims and Florida Released Claims (collectively, the “Released Claims”). The Parties know that such presently unknown or unappreciated facts could materially affect the claims or defenses of a Party or Parties. It is nonetheless the intent of the Parties to give a full and complete release and discharge of the Released Claims. To that end, with respect to the Released Claims only, the Parties expressly waive and relinquish any and all provisions, rights and benefits conferred by any law of the United States or of any state or territory of the United States or of any other relevant jurisdiction, or principle of common law, which is similar, comparable or equivalent to § 1542 of the California Civil Code. With respect to the Released Claims only, the Parties expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of § 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

SECTION 4.4. Covenant not to Sue. Each of the Parties hereto covenants, on behalf of itself; in the case of the SPAC, on behalf of the SPAC Releasing Parties; in the case of Florida on behalf of the Florida Releasing Parties, not to bring any Released Claim before any court, arbitrator, or other tribunal in any jurisdiction, whether as a claim, a cross-claim, counterclaim or otherwise. Any Released Person may plead this Agreement as a complete bar to any Released Claim brought in derogation of this covenant not to sue.

SECTION 4.5. Accord and Satisfaction. This Agreement and the releases reflected herein shall be effective as a full and final accord and satisfaction and release of all of the Released Claims.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.1. Representations and Warranties. Each of the Parties hereto represents and warrants to the other Parties that:

(a) It has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity any claim or cause of action released pursuant to Article IV of this Agreement;

(b) There are no liens or claims of lien, or assignments in law or equity or otherwise, of or against any claim or cause of action released pursuant to Article IV of this Agreement;

(c) It has duly executed and delivered this Agreement and is fully authorized to enter into and perform this Agreement and every term hereof;

(d) It has been represented by legal counsel in the negotiation and joint preparation of this Agreement, has received advice from legal counsel in connection with this Agreement and is fully aware of this Agreement’s provisions and legal effect;

(e) It enters into this Agreement freely, without coercion, and based on its own judgment and not in reliance upon any representations or promises made by the other Party, apart from those set forth in this Agreement; and

(f)   It has the authority, and has obtained all necessary approvals, including but not limited to approval of the Parties’ respective Boards of Directors, as necessary, to enter into this Agreement and all the releases, undertakings, covenants, representations, warranties and other obligations and provisions contained in this Agreement.

ARTICLE VI

GENERAL PROVISIONS

SECTION 6.1. Publicity. Immediately following the execution and delivery of this Agreement, the SPAC shall issue a Press Release announcing the execution of this Agreement, in the form agreed to by SPAC and Florida, as well as a Current Report on Form 8-K, which shall include a copy of this Agreement as an exhibit. Except as to communications required by Law or applicable stock exchange regulation, the Parties shall, to the extent practicable, consult with each other as to the timing and contents of any other press release or public announcement in respect of this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby.

SECTION 6.2. Notices. All notices and other communications hereunder must be in writing and shall be delivered by hand, overnight courier or email, and will be deemed to have been duly delivered and received hereunder (i) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (ii) immediately upon delivery by hand; or (iii) at the time sent (if sent before 5:00 p.m., addressee’s local time and on the next Business Day if sent after 5:00 p.m., addressee’s local time), if sent by email of a .pdf, .tif, .gif, .jpg or similar attachment; provided, that any notice provided by email shall state in such email that it is a notice delivered pursuant to this Section 6.2, in each case to the intended recipient as set forth below:

(a) if to the SPAC, SPAC Newco, Merger Sub, or Sponsor, to:

109 Old Branchville Rd

Ridgefield, CT 06877

Attn: Sandy Beall and Garrett Schreiber

Email: sandy@Beallinvestmentpartners.com and gs@andvest.co

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attn: Jonathan K. Youngwood

Stephen P. Blake

Karen M. Porter

Email: JYoungwood@stblaw.com,

SBlake@stblaw.com,

Karen.Porter@stblaw.com

and:

Joel L. Rubinstein

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

joel.rubinstein@whitecase.com

(b) if to Florida, to:

Fertitta Entertainment, Inc.

1510 West Loop South

Houston, TX 77027

Attn: Steven L. Scheinthal, General Counsel

Email: sscheinthal@ldry.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, TX 77002

Attn: Marc D. Jaffe

Ian D. Schuman

Ryan J. Maierson

Nick S. Dhesi

Email: marc.jaffe@lw.com

ian.schuman@lw.com

ryan.maierson@lw.com

nick.dhesi@lw.com

SECTION 6.3. Counterparts; Effectiveness. This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy or otherwise) to the other Parties.

SECTION 6.4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Texas, without giving effect to the conflicts of laws principles thereof that might lead to the application of laws other than the Laws of the State of Texas. All Actions that, directly or indirectly, arise out of or relate to this Agreement shall be heard and determined exclusively in any Texas state or United States federal court in Harris County, Texas; provided, however, that if such court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any Texas state court or United States federal court sitting in the State of Texas. Consistent with the preceding sentence, each of the parties hereto hereby (a) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Texas for the purpose of any Action brought by any party hereto that, directly or indirectly, arises out of or relates to this Agreement; (b) agrees that service of process in such Action will be validly effected by sending notice in accordance with Section 6.2; (c) irrevocably waives and releases, and agrees not to assert by way of motion, defense, or otherwise, in or with respect to any such Action, any claim that (i) such Action is not subject to the subject matter jurisdiction of at least one of the above-named courts; (ii) its property is exempt or immune from attachment or execution in the State of Texas; (iii) such Action is brought in an inconvenient forum; (iv) that the venue of such Action is improper; or (v) this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts; and (d) agrees not to move to transfer any such Action to a court other than any of the above-named courts.

SECTION 6.5. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.

SECTION 6.6. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other Parties. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and, subject to the preceding sentence, assigns.

SECTION 6.7. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

SECTION 6.8. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof; provided, however, that the confidentiality obligations of the Parties set forth in Section 7.15 of the Merger Agreement shall survive this Agreement and remain in full force and effect. Each Party hereto acknowledges and agrees that each of the non-party Released Persons are express third party beneficiaries of the releases of such non-party Released Persons contained in Sections 4.1, 4.2 and 4.3 and covenants not to sue contained in Section 4.4 of this Agreement and are entitled to enforce rights under such sections to the same extent that such non-party Released Persons could enforce such rights if they were a party to this Agreement. Except as provided in the preceding sentence, there are no third party beneficiaries to this Agreement, and this Agreement is not otherwise intended to and shall not otherwise confer upon any Person other than the Parties hereto any rights or remedies hereunder.

SECTION 6.9. Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever.

SECTION 6.10. Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall be deemed to mean “and/or.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no provision of this Agreement shall be construed against any party based on its authorship of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written.

FERTITTA ENTERTAINMENT, INC.

/s/ Steven L. Scheinthal
Steven L. Scheinthal
General Counsel

FAST ACQUISITION CORP.

/s/ Garrett Schreiber
Garrett Schreiber
Chief Financial Officer

FAST MERGER CORP.

/s/ Garrett Schreiber
Garrett Schreiber
Chief Financial Officer

FAST MERGER SUB INC.

/s/ Garrett Schreiber
Garrett Schreiber
Chief Financial Officer

FAST SPONSOR LLC

/s/ William Douglas Jacob
William Douglas Jacob Manager

ANNEX B

Form of Working Capital Loan Agreement

THIS CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE COMPANY AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY TO THE EFFECT THAT ANY SALE OR OTHER DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

FAST ACQUISITION CORP.

CONVERTIBLE PROMISSORY NOTE

Principal Amount: $1,000,000	Dated as of [ __ ], 2021

FOR VALUE RECEIVED and subject to the terms and conditions set forth herein, FAST Acquisition Corp., a Delaware corporation (the “Maker”), promises to pay to the order of [ __ ], a [__ ], or its registered assigns or successors in interest (the “Payee”), or order, the principal balance of $1,000,000, in lawful money of the United States of America. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Definitions. The following definitions shall apply for all purposes of this Note:

“Business Combination” means a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses.

“Claim” has the meaning set forth in Section 15 hereof.

“Conversion Price” has the meaning set forth in Section 7 hereof.

“Event of Default” has the meaning set forth in Section 6 hereof.

“IPO” has the meaning set forth in Section 7 hereof.

“Maker” has the meaning set forth in the recitals hereof.

“Maturity Date” means the effective date of a Business Combination.

“Note” means this Convertible Promissory Note.

“Outstanding Amount” means, as of any given date, the then-outstanding Principal under this Note.

“Payee” has the meaning set forth in the recitals hereof.

“Principle” has the meaning set forth in the recitals hereof.

“Private Placement Warrants” has the meaning set forth in Section 7 hereof.

“Warrants” has the meaning set forth in Section 7 hereof.

2. Principal. If this Note has not been previously converted (as provided in Section 7 below), then on the Maturity Date, all unpaid principal under this Note shall be due and payable in full, unless accelerated upon the occurrence of an Event of Default (as defined below).

3. Interest. No interest shall accrue on the unpaid balance of this Note.

4. Prepayment. The Maker may not prepay any outstanding principal amount under this Note in whole or in part at any time without the advance written consent of the Payee, which may be withheld by the Payee for any reason or no reason.

5. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

6. Events of Default. The occurrence of any of the following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by the Maker to (i) issue warrants pursuant to Section 7 hereof, if so elected by the Payee, or (ii) pay the Outstanding Amount due pursuant to this Note on the Maturity Date;

(b) Voluntary Bankruptcy, Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing; or

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

7. Conversion

(a) Optional Conversion. At the option of the Payee, at any time on or prior to the Maturity Date, any amounts outstanding under this Note (or any portion thereof), may be converted into warrants to purchase shares of Class A common stock of the Maker at a conversion price (the “Conversion Price”), equal to $1.00 per warrant (“Warrants”). If the Payee elects such conversion, the terms of such Warrants issued in connection with such conversion shall be identical to the warrants issued to the Payee in the private placement that closed on August 25, 2020 (the “Private Placement Warrants”) in connection with the Maker’s initial public offering that closed on August 25, 2020 (the “IPO”), including that each Warrant shall entitle the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to the same adjustments applicable to the Private Placement Warrants. Before this Note may be converted under this Section 7(a), the Payee shall surrender this Note, duly endorsed, at the office of the Maker and shall state therein the amount of the unpaid principal of this Note to be converted and the name or names in which the certificates for Warrants are to be issued (or the book-entries to be made to reflect ownership of such Warrants with the Maker’s transfer agent). The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note and the person or persons entitled to receive the Warrants upon such conversion shall be treated for all purposes as the record holder or holders of such Warrants as of such date. Each such newly issued Warrant shall include a restricted legend that contemplates the same restrictions as the Private Placement Warrants. The Warrants and shares of Class A common stock issuable upon exercise of the Warrants shall constitute “Registrable Securities” pursuant to that certain Amended and Restated Registration Rights Agreement, dated July 19, 2021, among the Maker, Payee and certain other security holders named therein.

(b) Remaining Principal. All accrued and unpaid principal of this Note that is not then converted into Warrants, shall continue to remain outstanding and to be subject to the conditions of this Note.

(c) Fractional Warrants; Effect of Conversion. No fractional Warrants shall be issued upon conversion of this Note. In lieu of any fractional Warrants to the Payee upon conversion of this Note, the Maker shall pay to the Payee an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a Warrant not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of any amounts specified in this Section 7(d), this Note shall be cancelled and void without further action of the Maker or the Payee, and the Maker shall be forever released from all its obligations and liabilities under this Note.

8. Termination of Rights. All rights with respect to this Note shall terminate upon repayment or effective conversion of the Outstanding Amount as provided in Section 7 above.

9. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 6(a) hereof, the Payee may, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 6(b) or 6(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

10. Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

11. Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder.

12. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

13. Construction. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.

14. Severability. Any provision contained in this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account established in which the proceeds of the IPO conducted by the Maker (including the deferred underwriters discounts and commissions) and certain proceeds of the sale of the Private Placement Warrants were deposited, as described in greater detail in the registration statement and prospectus filed with the U.S. Securities and Exchange Commission in connection with the IPO on August 25, 2020, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

16. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

17. Successors and Assigns. Subject to the restrictions on transfer in Sections 18 and 19 below, the rights and obligations of the Maker and the Payee hereunder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of any party hereto (by operation of law or otherwise) with the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

18. Transfer of this Note or Securities Issuable on Conversion. Prior to an Event of Default, neither this Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Maker’s prior written consent, which the Maker may withhold in its sole discretion; provided, that (i) the Payee may make an assignment or transfer of this Note to any of its affiliates, in which case the requirements in this clause (i) shall not apply, a written opinion reasonably satisfactory to the Maker in form and substance from counsel reasonably satisfactory to the Maker to the effect that such sale or other distribution may be effected without registration or qualification under any federal or state law then in effect and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to the Maker in form and substance agreeing to be bound by the restrictions on transfer contained herein. Upon receiving such written notice, reasonably satisfactory opinion, or other evidence, and such written acknowledgement, the Maker, as promptly as practicable, shall notify the Payee that the Payee may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the note delivered to the Maker. If a determination has been made pursuant to this Section 18 that the opinion of counsel for the Payee, or other evidence, or the written acknowledgment from the desired transferee, is not reasonably satisfactory to the Maker, the Maker shall so notify the Payee promptly after such determination has been made. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Maker such legend is not required in order to ensure compliance with the Securities Act. The Maker may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration on the books maintained for such purpose by or on behalf of the Maker. Prior to presentation of this Note for registration of transfer, the Maker shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Maker shall not be affected by notice to the contrary.

19. Acknowledgment. The Payee is acquiring this Note for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Payee understands that the acquisition of this Note involves substantial risk. The Payee has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in this Note, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment in this Note and protecting its own interests in connection with this investment.

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IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

FAST ACQUISITION CORP.

By:
Name:
Title:

Acknowledged and agreed as of the date first above written.

[ ___ ]

By:
Name:
Title: